UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2024

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

On December 24, 2024, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Vistra Corp. (the “Company”), and in accordance with the Company’s certificate of incorporation and bylaws, the Board (i) increased the size of the Board from 10 members to 11 members and (ii) elected Robert C. Walters to the Board and the Sustainability and Risk Committee and the Nominating and Governance Committee, effective immediately.

The Board has determined that Mr. Walters satisfies the definition of “independent director” under the listing standards of the New York Stock Exchange.

Mr. Walters retired from Gibson Dunn & Crutcher LLP in 2023 where he served as senior partner and on the firm’s world-wide executive committee. Walters is an experienced and skilled professional, with over four decades of experience in an array of industries and regulatory arenas, including serving as executive vice president and general counsel of Energy Future Holdings Corp. (fka TXU Corp.). In the course of his career, Rob has had deep exposure to the electric utility and power sectors and success in building elite enterprises, recruiting and leading high-performance teams of professionals, developing and executing regional and worldwide strategic initiatives, negotiating and closing major transactions, orchestrating federal and state regulatory, legislative, and policy initiatives, litigating and resolving large competition and commercial disputes, and advising boards of directors on business and governance matters, restructuring efforts, activist initiatives, governmental investigations, and antitrust and competition regulatory matters. Walters received a bachelor’s degree and law degree from the University of Texas at Austin.

There are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)) between Mr. Walters and the Company. In connection with his service as a member of the Board, he will receive annual director fees, which currently consists of an annual cash retainer of $100,000, plus an additional $10,000 for each of the committees of the Board on which he serves, as well as an annual grant of restricted stock units with a grant date fair value of $180,000 based on the public trading price of the Company’s common stock on the date of the grant. In addition to the above-described compensation, Mr. Walters will enter into the Company’s standard form of indemnification agreement with directors, a copy of which is filed to Exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed with the SEC on February 29, 2024, and which is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure

On December 30, 2024, the Company issued a press release announcing the appointment of Mr. Walters, which is attached as Exhibit 99.1 hereto, and is incorporated into this report by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibit

Exhibit No.	Description

99.1	Press Release dated December 30, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 30, 2024

VISTRA CORP.

	By:	/s/ Yuki Whitmire
	Name:	Yuki Whitmire
	Title:	Vice President, Associate General Counsel and Corporate Secretary